EXHIBIT 10.64

RELEASE

This Release is made this 25th day of February 2009 by and between C&D Technologies, Inc. (“Employer”) and Leonard P. Kiely (“Employee”).

Recitals:

WHEREAS, the parties are parties to an Employment Agreement (the “Employment Agreement”) dated December 20, 2007, pursuant to which Employee was employed by Employer; and

WHEREAS, Employee’s employment and the Term, as defined in the Employment Agreement, shall terminate as set forth in this Release; and

WHEREAS, the execution and delivery of this Release by Employee is a condition to the Employer’s obligations to pay certain compensation and provide certain benefits to Employee under the Employment Agreement;

NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

1. As of February 25, 2009, Employee’s employment with Employer shall terminate (the “Termination Date”), and Employee shall have no further job responsibilities to perform for Employer; provided, however, that Employee shall cooperate with Employer in transitioning Employee’s job responsibilities as Employer shall reasonably request (“Transition Duties”), provided that Employee shall be entitled to receive compensation at a per diem rate equivalent to the Base Salary, as defined in the Employment Agreement, that was in effect on the day immediately preceding the Termination Date, for any services rendered after such Termination Date and shall not be obligated to take any action that would interfere with any subsequent employment of Employee or otherwise result in economic hardship to Employee.

2. Employee has seven days after signing this Release within which to revoke it. Unless sooner revoked, this Release shall become effective and enforceable on the eighth day after Employee signs it (“Effective Date”).

3. Employer shall pay Employee or his estate $322,000, as contemplated in Section 9(c)(i) of the Employment Agreement, in equal installments, in accordance with the Company’s regular payroll practices and as reduced by withholding required by law and/or authorized by Employee, commencing on the first regular Employer pay day following the Effective Date. In addition thereto, Employer shall pay Employee or his estate for thirty (30) vacation days in the amount of $37,153.85, plus $100,000, for a total of $137,153.85, less applicable deductions, within fifteen (15) days after the Effective Date. Employee acknowledges that no further or additional payments are due or owing under the Employment Agreement, including any incentive compensation, change-in-control or bonus payments. Employer shall continue to allow Employee to participate in Employer’s medical and dental insurance benefit programs that Employer has established for its employees until the earlier of: 1) Employee’s eligibility to begin participation in a new employer’s programs, or 2) February 25, 2010. Such participation by Employee in Employer’s medical and dental insurance benefit programs shall be subject to: 1) the terms and conditions of such programs, 2) Employer’s right to amend and modify such programs, and 3) payment by Employee of any applicable co-payments and deductibles. Employer may also terminate Employee’s participation in such programs if Employee violates Sections 5, 6 or 19 of the Employment Agreement. Further, in accordance with the Amendments attached hereto as Exhibit A and incorporated herein by reference, a total of 15,500 shares of Employer’s common stock previously granted to Employee as restricted stock awards shall become fully vested as of February 25, 2009, and in addition thereto Employer’s stock options previously granted to Employee shall continue to vest and shall be exercisable by Employee or his estate in accordance with the applicable plan documents following the date the options become vested until February 25, 2011, after which date the options, to the extent not exercised, shall expire and shall no longer be exercisable. Employee acknowledges and agrees that all rights to any Performance Shares previously granted to Employee shall be deemed forfeited.

4. For and in consideration of the monies and benefits paid to Employee by Employer, as more fully described in Section 2 above, and for other good and valuable consideration, Employee hereby waives, releases and forever discharges Employer, its assigns, predecessors, successors, and affiliated entities, and its current or former stockholders, officers, directors, administrators, agents, servants and employees, individually and as representatives of the corporate entity (hereinafter collectively referred to as “Company Releasees”), from any and all claims, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, charges, complaints, damages, sums of money, interest, attorney’s fees and costs, or causes of action of any kind or nature whatsoever whether in law or equity, including, but not limited to, all claims arising out of his employment or termination of employment with Employer, such as all claims for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, fraud, misrepresentation, defamation, claims arising under the Civil Rights Acts of 1964 and 1991, as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Equal Pay Law, and any and all other claims arising under federal, state or local law, rule, regulation, constitution, ordinance or public policy whether known or unknown, arising up to and including the date of execution of this Release; provided, however, that the parties do not release each other from any claim of breach of the terms of this Release. This release of rights does not extend to claims that may arise after the date of this Release, including without limitation, for payments or benefits described in Section 2 of this Release, nor to claims under employee benefit plans that are qualified under Section 401(a) of the Internal Revenue Code, nor to any rights of indemnification by the Company or advancement of expenses to which the Employee is otherwise entitled, nor to any equity awards that are outstanding on the date of termination. Employee agrees that Employee will not initiate any charge or complaint or institute any claim or lawsuit against Company Releasees or any of them based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Release based upon a claim that is released hereunder.

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5. Employee agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Company Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Company Releasees expressly deny liability.

6. Employee affirms that the only consideration for the signing of this Release are the terms stated herein and in the Employment Agreement and that no other promise or agreement of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Release.

7. In the event Employee was, is, becomes, or is threatened to be made a party, witness, or other participant in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer, or by reason of any Transition Duties, whether the basis of such proceedings is alleged action in an official capacity as such or in any other capacity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred by Employee in connection therewith. The right to indemnification shall include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceedings in advance of its final disposition to the fullest extent authorized by and in accordance with the Delaware General Corporation Law. The rights to indemnification and to the advancement of expenses conferred in this Paragraph shall be contract rights and shall continue as to the Employee after he has ceased to be a director, officer, employee, consultant or agent and shall inure to the benefit of the Employee’s heirs, executors, and administrators.

8. Neither Employee nor the Company shall communicate or publish, directly or indirectly, any disparaging comments or information about the other and, in the case of Employee, about the Company or any of its current or former officers, directors, managers, supervisors, employees, or representatives, to any person, corporation, partnership, or any other entity, including without limitation, any current or former employee, client, or former, pending or prospective client of the Company or prospective employer of Employee.

9. Employee and Employer affirm that the Employment Agreement and this Release, with its Exhibit A and the documents amended thereby, together set forth the entire agreement between the parties with respect to the subject matter contained therein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained therein. Without affecting the general nature of the foregoing sentence, the Parties acknowledge and agree that the execution of this Release does not supersede any of the provisions of the Employment Agreement which otherwise survive the termination of Employee’s employment with the Employer, including without limitation, Sections 2(e), 5, 6, 7, 10, 17 and 19 thereof. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties.

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10. Employee acknowledges that Employee has been given a period of at least 21 days within which to consider this Release.

11. Employee certifies that Employee has returned to Employer all keys, identification cards, credit cards, telephone equipment and other property or information of Employer in Employee’s possession, custody, or control including, but not limited to, any information contained in any computer files maintained by Employee during Employee’s employment with Employer, provided, however, that Employee may retain possession of the laptop computer and mobile phone number used by Employee during Employee’s employment with Employer. Employee certifies that Employee has not kept the originals or copies of any documents, files, or other property of Employer which Employee obtained or received during Employee’s employment with Employer other than the laptop computer and mobile phone number specified above.

12. Employee acknowledges that Employer advised Employee to consult with an attorney prior to executing this Release.

13. Except and only to the extent of the personal services provided for herein, this Release shall be enforceable by and upon the parties hereto and their respective successors and assigns. The Employee may not assign any personal services aspect of this Release.

14. Each party affirm that the party has carefully read this Release, that the party fully understands the meaning and intent of this document, that the party has signed this Release voluntarily and knowingly, and that the party intends to be bound by the promises contained in this Release for the aforesaid consideration.

IN WITNESS WHEREOF, Employee and the authorized representative of Employer have executed this Release on the dates indicated below:

C&D TECHNOLOGIES, INC.

Dated:	February 25, 2009	By:	/s/ Jeffrey A. Graves
		Title:	President and Chief Executive Officer

Dated:	February 25, 2009	/s/ Leonard P. Kiely
Leonard P. Kiely

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ENDORSEMENT

I, Leonard P. Kiely, hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.

EXECUTED this 25th day of February, 2009, at Blue Bell, Pennsylvania.

/s/ Leonard P. Kiely
Leonard P. Kiely

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FIRST AMENDMENT TO

RESTRICTED STOCK AWARD

THIS FIRST AMENDMENT to the Restricted Stock Award made on May 1, 2008 to Leonard P. Kiely under the C&D Technologies, Inc. 2007 Stock Incentive Plan (the “Award”) is made and entered into effective as of February 25, 2009 by and between Leonard P. Kiely (the “Participant”) and C&D Technologies, Inc. (the “Company”).

Introduction

The Committee under the C&D Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”) granted the Award to the Participant. The Award was to vest annually, in equal installments over a period of 4 years from the Date of Grant of the Award. As of the Date hereof, no portion of the Award has become vested.

Pursuant to the authority granted to the Committee under the Plan, the Committee may accelerate the vesting of the Award, subject to the limitations contained in Section 3.1(c) of the Plan, which provides that Awards of Stock Incentives (as defined in the Plan) may only vest prior to the second anniversary of the Date of Grant in the event that the recipient of the Award is terminated for cause or due to the recipient’s death, disability or a change of control of the Company.

The Committee has determined that the Participant’s employment with the Company, as of the date hereof, has terminated without cause and does hereby wish to accelerate the vesting of the Award.

Amendment

Notwithstanding anything contained in the Award to the contrary, including Schedule 1 thereto, 8,000 shares of Common Stock shall be and become fully vested as of February 25, 2009 due to the Participant’s termination of employment by the Company without cause and shall be Vested Shares under the Award. Any other shares of Common Stock subject to the Award which are not Vested Shares as of February 25, 2009 shall be forfeited.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

C&D TECHNOLOGIES, INC.

By:	/s/ Jeffrey A. Graves
President and Chief Executive Officer

/s/ Leonard P. Kiely
Signature of Participant

FIRST AMENDMENT TO

RESTRICTED STOCK AWARD

THIS FIRST AMENDMENT to the Restricted Stock Award made on March 12, 2007 to Leonard P. Kiely under the C&D Technologies, Inc. 2007 Stock Incentive Plan (the “Award”) is made and entered into effective as of February 25, 2009 by and between Leonard P. Kiely (the “Participant”) and C&D Technologies, Inc. (the “Company”).

Introduction

The Committee under the C&D Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”) granted the Award to the Participant. The Award was to vest annually, in equal installments over a period of 4 years from the Date of Grant of the Award. As of the Date hereof, no portion of the Award has become vested.

Pursuant to the authority granted to the Committee under the Plan, the Committee may accelerate the vesting of the Award, subject to the limitations contained in Section 3.1(c) of the Plan, which provides that Awards of Stock Incentives (as defined in the Plan) may only vest prior to the second anniversary of the Date of Grant in the event that the recipient of the Award is terminated for cause or due to the recipient’s death, disability or a change of control of the Company.

The Committee has determined that the Participant’s employment with the Company, as of the date hereof, has terminated without cause and does hereby wish to accelerate the vesting of the Award.

Amendment

Notwithstanding anything contained in the Award to the contrary, including Schedule 1 thereto, an additional 7,500 shares of Common Stock subject to the Award shall be and become fully vested as of February 25, 2009 due to the Participant’s termination of employment by the Company without cause and shall be Vested Shares under the Award.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

C&D TECHNOLOGIES, INC.

By:	/s/ Jeffrey A. Graves
President and Chief Executive Officer

/s/ Leonard P. Kiely
Signature of Participant

FIRST AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT to the Non-Qualified Stock Option Agreement effective as of March 12, 2007 by and between Leonard P. Kiely and C&D Technologies, Inc. under the C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan (the “Agreement”) is made and entered into effective as of February 25, 2009 by and between Leonard P. Kiely (the “Participant”) and C&D Technologies, Inc. (the “Company”).

Introduction

The Committee under the C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan (the “Plan”) entered into the Agreement with the Participant. The Option subject to the Agreement vests 100% on the third anniversary of the grant date of the Option. As of the Date hereof, no part of the Option subject to the Agreement has become vested.

Pursuant to the authority granted to the Committee under the Plan, the Committee may accelerate the vesting of the Option award or extend the time during which any Option granted under the Plan may be exercised following a termination of employment.

The Committee has determined that the Participant’s employment with the Company, as of the date hereof, has terminated without cause and does hereby wish to provide for the continued vesting of such Option following the Participant’s termination of employment and for a limited exercise period after the Option becomes fully vested.

Amendment

Exhibit B is amended by adding the following to the end of the Section entitled “Vesting Schedule”;

“Notwithstanding anything contained in this Exhibit B or the Agreement to the contrary, the Option shall continue to vest following the Executive’s Termination of Employment and shall be exercisable following the date the Option becomes vested until February 25, 2011, after which period the Option, to the extent not exercised, shall expire and shall no longer be exercisable.”

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

C&D TECHNOLOGIES, INC.

By:	/s/ Jeffrey A. Graves
President and Chief Executive Officer

/s/ Leonard P. Kiely
Signature of Participant

FIRST AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT to the Non-Qualified Stock Option Agreement dated as of June 5, 2006 by and between Leonard P. Kiely and C&D Technologies, Inc. under the C&D Technologies, Inc. Amended and Restated 1996 Stock Option Plan (the “Agreement”) is made and entered into effective as of February 25, 2009 by and between Leonard P. Kiely (the “Participant”) and C&D Technologies, Inc. (the “Company”).

Introduction

The Committee under the C&D Technologies, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) entered into the Agreement with the Participant. The Option subject to the Agreement vests on one third installments on each of the first three anniversaries of the grant date of the Option. As of the Date hereof, two-thirds ( 2/3rds) of the options granted under the Agreement are vested. The remaining one-third ( 1/3rd) of the options granted under the Agreement will vest on June 5, 2009.

Pursuant to the authority granted to the Committee under the Plan, the Committee may extend the time during which any Option granted under the Plan may be exercised following a termination of employment.

The Committee has determined that the Participant’s employment with the Company, as of the date hereof, has terminated without cause and desires to extend the exercise period of the Option.

Amendment

The “Vesting Schedule” appearing on the signature page of the Agreement is amended by adding the following to the end thereof;

“Notwithstanding anything contained in this Agreement to the contrary, the Option shall not be forfeited and continue to vest following the Executive’s Termination of Employment and shall be exercisable to the extent vested until February 25, 2011, after which period the Option, to the extent not exercised, shall expire and shall no longer be exercisable.”

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first above written.

C&D TECHNOLOGIES, INC.

By:	/s/ Jeffrey A. Graves
President and Chief Executive Officer

/s/ Leonard P. Kiely
Signature of Participant